SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C.  20549








                                     FORM 8-K



                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 October 3, 1995
                 Date of Report (Date of Earliest Event Reported)




                             CONNER PERIPHERALS, INC.
              (Exact name of registrant as specified in its charter)



               Delaware                  1-10639            94-2968210
     (State or other jurisdiction      (Commission         (IRS Employer
          of incorporation)             File Number)    Identification No.)


                       3081 Zanker Road
                     San Jose, California                 95134
           (Address of principal executive offices)    (Zip Code)

         Registrant's Telephone Number, including area code:  (408) 456-4500







         ITEM 5.   OTHER EVENTS.

                   On October 3, 1995, Conner Peripherals, Inc., a Dela-ware corporation (the "Company"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Seagate Technology, Inc., a Delaware corporation ("Seagate"), and Athena Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Seagate ("Sub"), pursuant to which Sub will merge with and into the Company (the "Merger"). As a result of the Merger, each outstanding share of the Company's common stock, par value $.001 per share ("Company Common Stock"), will be converted into .442 shares of Seagate common stock, par value $.01 per share. The Merger is conditioned upon, among other things, approval by shareholders of the Com-pany and by shareholders of Seagate, the effectiveness of Seagate's registration statement on Form S-4 to be filed with the Securities and Exchange Commission, the expiration of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of certain foreign governmental entities. The Reorganization Agreement is attached as Exhibit 1 hereto and its terms are incorporated herein by reference.

                   As a condition to the Reorganization Agreement, the Company and Seagate on October 3, 1995 entered into a Stock Op-tion Agreement between the Company, as issuer, and Seagate, as grantee (the "Company Option Agreement"), pursuant to which the Company granted Seagate the right, upon the terms and subject to the conditions set forth therein, to purchase up to 8,015,420 of the outstanding shares of Company Common Stock (equivalent to approximately 15% of the outstanding shares of Company Common Stock) at a price of $17.90 per share. The rights granted to Seagate in the Company Option Agreement be-come exercisable in the event a third party acquires 20% of the outstanding Company Common Stock, or commences a tender offer or exchange offer (or enters into an agreement to make such a tender offer or exchange offer) for at least 20% of the out-standing Company Common Stock, or the Company enters into a written definitive agreement or written agreement in principle with a third party in connection with a liquidation, dissolu-tion, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or the eq-uity interest in the Company. The Company Option Agreement is attached as Exhibit 2 hereto, and its terms are incorporated herein by reference.

                   A copy of the joint press release, dated October 3, 1995, issued by the Company and Seagate relating to the Merger is attached as Exhibit 3 hereto and is incorporated herein by reference.







         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                   1. Agreement and Plan of Reorganization dated as of October 3, 1995, among Seagate Technology, Inc., Athena Acquisition Corporation and Conner Pe-ripherals, Inc.

                   2. Stock Option Agreement dated as of October 3, 1995, between Conner Peripherals, Inc. and Seagate Technology, Inc.

                   3. Joint Press Release, dated October 3, 1995, re-lating to the transactions with Seagate Technol-ogy, Inc.







                                    SIGNATURES


                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CONNER PERIPHERALS, INC.



                                       By:/s/ Thomas F. Mulvaney
                                       Name:  Thomas F. Mulvaney
                                       Title: Vice President, General
                                              Counsel and Secretary

         Date:  October 19, 1995





                                      EXHIBIT INDEX

         EXHIBIT                                                 SEQUENTIAL
           NO.          DESCRIPTION                              PAGE NUMBER

          1. Agreement and Plan of Reorganization dated as of October 3, 1995, among Seagate Technology, Inc., Athena Acqui-sition Corporation and Conner Peripher-als, Inc.

          2. Stock Option Agreement dated as of Octo-ber 3, 1995, between Conner Peripherals,
                        Inc. and Seagate Technology, Inc.

          3.            Joint Press Release, dated October 3,
                        1995, relating to the transactions with
                        Seagate Technology, Inc.